Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation	The Ardell Group
Debra Hart	Angela Edgerton
Phone: (858) 535-4217	Phone: (858) 792-2941
E-Mail: dhart@amcc.com	E-Mail: angela@ardellgroup.com

Tuesday, July 15, 2003

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION ANNOUNCES

FIRST QUARTER FISCAL 2004 FINANCIAL RESULTS

SAN DIEGO—July 15, 2003—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the first quarter of fiscal 2004.

Net revenues for the first quarter of fiscal 2004 were $20.5 million, compared to $30.2 million for the first quarter of fiscal 2003. Sequentially, net revenues for the first quarter of fiscal 2004 increased 2% from the $20.1 million reported in the fourth quarter of fiscal 2003.

The net loss for the first quarter of fiscal 2004 on a generally accepted accounting principles (GAAP) basis was $53.4 million or $0.18 per share, compared with a net loss of $404.9 million or $1.35 per share for the first quarter of fiscal 2003. The pro forma net loss for the first quarter of fiscal 2004 was reduced to $9.0 million or $0.03 per share, compared to the pro forma net loss of $14.8 million or $0.05 per share in the first quarter of fiscal 2003 and $15.0 million or $0.05 per share in the fourth quarter of fiscal 2003, as a result of cost reduction programs implemented in late fiscal 2003 and early fiscal 2004.

In the first quarter of fiscal 2004, the Company recorded restructuring charges of $23.5 million related to the organizational realignment and workforce reduction announced in April 2003.

Commenting on the results, Dave Rickey, Chairman of the Board, President and Chief Executive Officer said, “I am encouraged by our financial results this quarter. These results represent a positive step toward our return to profitability. Our pro forma operating expense and gross margin for the quarter reflected the impact of our cost reduction program and wafer fab closure. This expense control,

–more–

coupled with the pick-up in bookings that we saw in the June quarter, gives me confidence about the outlook for our business.”

AMCC reports its financial results in accordance with GAAP and additionally on a non-GAAP basis referred to as pro forma. These pro forma measures are not in accordance with, nor are they a substitute for, GAAP measures and may not be consistent with the presentation used by other companies. AMCC uses the pro forma financial measures to evaluate and manage the Company’s operations. AMCC is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company.

The pro forma results exclude the following items which are required by GAAP: cumulative effect of accounting changes, goodwill and other purchased intangible asset impairment charges, restructuring costs, on-going amortization of purchased intangibles, stock-based compensation charges related to acquired companies, payroll tax effects of certain stock option exercises, and net gains and losses related to strategic equity investments. Income taxes are adjusted to an estimated pro forma effective tax rate. See the attached reconciliation of GAAP to pro forma net loss, which quantifies the amounts excluded from pro forma basis results.

For More Information

AMCC management will be holding a conference call today, July 15, 2003, at 2:00 pm PDT to discuss additional details regarding the Company’s performance for the first quarter of fiscal 2004 and to provide guidance for the second quarter of fiscal 2004. You may access the conference call via any of the following:

Teleconference:	(913) 981-5519
Conference ID:	476622
Web Broadcast:	http://www.amcc.com
Replay:	(719) 457-0820 (available for 7 days following the call)

AMCC Overview

AMCC designs, develops, manufactures, and markets high-performance, high-bandwidth silicon integrated circuits empowering wide area networks. AMCC utilizes a combination of digital, mixed- signal and high-frequency analog design expertise coupled with system-level knowledge and multiple silicon process technologies to offer integrated circuit products that enable the transport of voice and data over fiber optic networks. The Company’s system solution portfolio includes switch fabric, traffic management, network processor, framer/mapper, PHY and PMD devices that address the high-performance needs of the evolving intelligent optical network. AMCC’s corporate headquarters is located in San Diego, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our Web site at http://www.amcc.com or call our shareholder information line at (888) 982-AMCC (2622).

This news release contains forward-looking statements, including statements regarding the Company’s financial performance, that are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, the impact of the Company’s cost reduction program, concentration of revenues with major customers, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, market acceptance of new products, manufacturing capacity and execution, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2003, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. The Company undertakes no duty to update this information.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

($ in thousands)

	June 30, 2003	March 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,025,734	$1,036,140
Accounts receivable, net	8,285	5,634
Inventories	5,537	7,178
Other current assets	18,823	24,592

Total current assets	1,058,379	1,073,544
Property and equipment, net	49,660	62,035
Other assets	932	759
Purchased intangibles	86,648	88,219

Total assets	$1,195,619	$1,224,557

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,229	$12,689
Other current liabilities	50,281	38,415
Current portion of long-term debt & capital leases	316	1,265

Total current liabilities	60,826	52,369
Stockholders’ equity	1,134,793	1,172,188

Total liabilities and stockholders’ equity	$1,195,619	$1,224,557

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	June 30, 2003	March 31, 2003	June 30, 2002
Net revenues	$20,515	$20,103	$30,155
Cost of revenues	9,783	13,431	17,639

Gross profit	10,732	6,672	12,516
Operating expenses:
Research and development	29,126	30,931	35,497
Selling, general and administrative	10,362	13,806	16,326
Stock-based compensation:
Research and development	9,125	8,283	40,677
Selling, general and administrative	3,408	3,490	26,630
Impairment of goodwill and other intangible assets	—	186,389	204,284
Restructuring costs	23,498	1,750	2,500

Total operating expenses	75,519	244,649	325,914

Operating loss	(64,787)	(237,977)	(313,398)
Interest and other income, net	11,395	8,835	10,723

Loss before income taxes	(53,392)	(229,142)	(302,675)
Income tax benefit	—	—	—

Loss before cumulative effect of accounting change	(53,392)	(229,142)	(302,675)
Cumulative effect of accounting change	—	—	(102,229)

Net loss	$(53,392)	$(229,142)	$(404,904)

Basic and diluted loss per share:
Loss per share before cumulative effect of accounting change	$(0.18)	$(0.76)	$(1.01)

Loss per share	$(0.18)	$(0.76)	$(1.35)

Weighted average shares	303,801	302,875	299,811

APPLIED MICRO CIRCUITS CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	June 30, 2003	March 31, 2003	June 30, 2002
Net revenues	$20,515	$20,103	$30,155
Cost of revenues	7,993	11,579	14,630

Gross profit	12,522	8,524	15,525
Operating expenses:
Research and development	29,124	30,940	35,493
Selling, general and administrative	10,360	13,806	16,326

Total operating expenses	39,484	44,746	51,819

Operating loss	(26,962)	(36,222)	(36,294)
Interest and other income, net	11,395	10,435	10,723

Loss before income taxes	(15,567)	(25,787)	(25,571)
Income tax benefit	(6,538)	(10,831)	(10,740)

Net loss	$(9,029)	$(14,956)	$(14,831)

Diluted loss per share:
Loss per share	$(0.03)	$(0.05)	$(0.05)

Weighted average shares	303,801	302,875	299,811

The above pro forma statements are based on the Company’s consolidated statements of operations for the periods presented. This pro forma information is not prepared in accordance with GAAP and may not be consistent with the presentation used by other companies. The pro forma operating results are used by the Company’s management to evaluate the operating performance of the Company and are also consistent with the financial models and estimates published by analysts who follow the Company.

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP TO PRO FORMA NET LOSS

(unaudited)

(in thousands)

	Three Months Ended
	June 30, 2003	March 31, 2003	June 30, 2002
GAAP net loss	$(53,392)	$(229,142)	$(404,904)
Adjustments:
Stock-based compensation related to acquired companies	12,751	12,044	68,744
Amortization of goodwill and other intangibles	1,571	1,572	1,572
Impairments of goodwill and other intangibles	—	186,389	204,284
Cumulative effect of accounting change	—	—	102,229
Restructuring costs	23,498	1,750	2,500
Valuation allowance for strategic equity investments	—	1,600	—
Payroll taxes on stock option exercises	5	—	4
Income tax adjustments	6,538	10,831	10,740

Total GAAP to pro forma adjustments	44,363	214,186	390,073

Pro forma net loss	$(9,029)	$(14,956)	$(14,831)

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED PRO FORMA ADJUSTMENTS

(unaudited)

(in thousands)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the pro forma statements of operations.

	Three Months Ended
	June 30, 2003	March 31, 2003	June 30, 2002
GROSS PROFIT:
GAAP gross profit	$10,732	$6,672	$12,516
Amortization of purchased intangibles	1,571	1,572	1,572
Stock-based compensation related to acquired companies	218	280	1,437
Payroll taxes on stock option exercises	1	—	—

Pro forma gross profit	$12,522	$8,524	$15,525

OPERATING EXPENSES:
GAAP operating expenses	$75,519	$244,649	$325,914
Impairment of goodwill and other intangible assets	—	186,389	204,284
Stock-based compensation related to acquired companies	12,533	11,764	67,307
Restructuring costs	23,498	1,750	2,500
Payroll taxes on stock option exercises	4	—	4

Pro forma operating expenses	$39,484	$44,746	$51,819

OTHER INCOME (EXPENSE), NET:
GAAP other income (expense), net	$11,395	$8,835	$10,723
Valuation allowance for strategic equity investments	—	1,600	—

Pro forma other income (expense), net	$11,395	$10,435	$10,723